Exhibit 4.3
COMPANY ORDER
     Pursuant to the provisions of the Indenture dated October 23, 1995 between Advanta Corp. (the “Company”) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank (formerly, The Chase Manhattan Bank, N.A.)), successor trustee, the Company hereby issues this Company Order to be effective concurrent with the effective date of the Post-Effective Amendment No. 1 to Registration Statement No. 333-136724 on Form S-3 being filed with the Securities and Exchange Commission on or about February 9, 2009.
     The terms and conditions applicable to the following securities shall be as set forth in the Company’s prospectus, and any applicable prospectus supplement, relating to such securities:
     RediReserve Variable Rate Certificates
     Investment Notes with Maturities of 91 Days to Ten Years

Advanta Corp.

Dated as of February 9, 2009	By:	/s/ Philip M. Browne Philip M. Browne

[Corporate Seal]		Senior Vice President and Chief Financial Officer

	By:	/s/ Jay A. Dubow

Jay A. Dubow Secretary

	Attest:	/s/ Liane Browne

Liane Browne Assistant Secretary